UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 1, 2006 (July 27, 2006)

Cendant Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

(212) 413-1800

(Registrant’s telephone number, including area code)

None

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the previously announced plan by Cendant Corporation (“Cendant”) to separate Realogy Corporation (“Realogy”), Wyndham Worldwide Corporation (“Wyndham”) and Travelport Inc. (“Travelport” and, together with Realogy and Wyndham, the “Separated Companies”) from Cendant, Cendant has entered into definitive agreements with Realogy, Wyndham and Travelport that, among other things, set forth the terms and conditions of the separations of Realogy, Wyndham and Travelport from Cendant and provide a framework for Cendant’s relationships with Realogy, Wyndham and Travelport after the separations. A summary of certain important features of the material agreements, which are referenced below, can be found in the section entitled “Certain Relationships and Related Transactions—Separation Related Transactions” in Cendant’s definitive Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on July 26, 2006 (the “Proxy Statement”) and is incorporated by reference into this item.

Separation and Distribution Agreement

On July 27, 2006, Cendant entered into a Separation and Distribution Agreement that sets forth the agreements among Cendant and the Separated Companies regarding the principal transactions necessary to effect the separations of the Separated Companies from Cendant. It also sets forth other agreements that govern certain aspects of Cendant’s ongoing relationships with the Separated Companies after the completion of their respective separations. A copy of the Separation and Distribution Agreement is attached hereto as Exhibit 2.1 and is incorporated by reference into this item.

In addition, pursuant to the Separation and Distribution Agreement, the Separated Companies incurred debt pursuant to their respective credit facilities and transferred an aggregate of $5,485 million to Cendant (the “Transferred Funds”). The Transferred Funds include Realogy’s transfer to Cendant of approximately $2,225 million in cash solely for the purpose of repaying a portion of Cendant’s existing corporate debt, Wyndham’s transfer to Cendant of approximately $1,360 million in cash solely to repay a portion of Cendant’s existing corporate debt and Travelport’s transfer to Cendant of approximately $1,900 million in cash to repay a portion of Cendant’s existing corporate debt, certain corporate legacy liabilities and separation-related expenses and certain other expenses. With respect to the amount borrowed by Travelport, such amount represents approximately $100 million more than discussed in the Proxy Statement and also includes $265 million of borrowings utilized to refinance a Travelport subsidiary borrowing.

A portion of the Transferred Funds was deposited with the depositary on July 28, 2006, in connection with Cendant’s successful completion of its cash tender offers and related consent solicitations to purchase $2,600 million of outstanding senior notes, which included Cendant’s 6.250% Senior Notes due 2008 (the “2008 Notes”), 6.25% Senior Notes due 2010 (the “2010 Notes”), 7.375% Senior Notes due 2013 (the “2013 Notes”) and 7.125% Senior Notes due 2015 (the “2015 Notes”). The tender offers expired at 5:00 p.m., New York City time, on July 27, 2006 (the “Expiration Time”). As of the Expiration Time, approximately $2,537 million in aggregate principal amount of senior notes, representing 97.6% of the senior notes were validly tendered for purchase and not withdrawn, and Cendant accepted such notes for purchase (the “Tendered Notes”). The aggregate purchase price, including accrued and unpaid interest and the consent payment, was approximately $2.7 billion.

On July 28, 2006, a portion of the Transferred Funds were irrevocably deposited with the trustee under the indenture, dated as of February 24, 1998 (as supplemented from time to time, the “Discharged Indenture”), between Cendant and The Bank of Nova Scotia Trust Company of New York, as trustee, governing Cendant’s issued and outstanding 4.89% Senior Notes due 2006 (the “4.89% Notes”) and 6 7/8% Senior Notes due 2006 (the “6 7/8% Notes”) for the purpose of discharging Cendant’s obligations under the Discharged Indenture. In accordance with Section 401 of the Discharged Indenture, Cendant satisfied and discharged the Discharged Indenture, which satisfaction and discharge was acknowledged by the trustee on July 28, 2006. Upon such satisfaction and discharge, the Discharged Indenture generally ceased to be of further effect. A copy of Cendant’s press release dated July 31, 2006 is attached hereto as Exhibit 99.1 and is incorporated by reference into this item.

Transition Services Agreement

On July 27, 2006, Cendant entered into a Transition Services Agreement with the Separated Companies to provide the Separated Companies with an orderly transition to being independent from Cendant. Under the Transition Services Agreement, Cendant will provide the Separated Companies with various services, including services relating to human resources and employee benefits, payroll, financial systems management, treasury and cash management, accounts payable services, telecommunications services and information technology services. Under the Transition Services Agreement, Cendant will also receive services from the Separated Companies. A copy of the Transition Services Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference into this item.

Tax Sharing Agreement

On July 28, 2006, Cendant entered into a Tax Sharing Agreement with the Separated Companies that governs the parties’ respective rights, responsibilities and obligations after the separations from Cendant of the Separated Companies with respect to taxes, including ordinary course of business taxes and taxes, if any, incurred as a result of any failure of the distributions of all of the stock of Realogy or Wyndham (or Travelport if the sale of Travelport is not completed and the common stock of Travelport is distributed) to qualify as a tax-free distribution for U.S. federal income tax purposes within the meaning of Section 355 of the Internal Revenue Code of 1986, as amended. A copy of the Tax Sharing Agreement is attached hereto as Exhibit 10.2 and is incorporated by reference into this item.

Item 1.02	Termination of a Material Definitive Agreement

The discussion in Item 1.01 of this 8-K regarding the Discharged Indenture under which the 6 7/8% Notes and the 4.89% Notes were issued is incorporated by reference into this Item 1.02. The complete text of the Discharged Indenture was attached as Exhibit 4.2 to Cendant’s Registration Statement on Form S-3, File No. 333-45227, filed on January 29, 1998, and the complete text of the Fourth Supplemental Indenture, dated July 27, 2001, to the Discharged Indenture was attached as Exhibit 4.2 to Cendant’s Current Report on Form 8-K dated August 1, 2001.

Item 3.03	Material Modification to Rights of Security Holders.

As discussed in Item 1.01, on July 28, 2006, Cendant used a portion of the Transferred Funds to purchase the Tendered Notes. The disclosure included under Item 1.01 is incorporated by reference into this Item 3.03. Cendant’s notification to the depositary that Cendant accepted the Tendered Notes for purchase caused the First Supplemental Indenture, dated June 27, 2006, to the indenture, dated January 13, 2003, between Cendant and The Bank of Nova Scotia Trust Company of New York, as trustee, to become operative as to any 2008 Notes, 2010 Notes, 2013 Notes and 2015 Notes not tendered and not accepted for purchase in connection with the tender offers and consent solicitations that expired on July 27, 2006. The First Supplemental Indenture eliminates substantially all restrictive covenants, certain events of default and certain other related provisions of the indenture. The First Supplemental Indenture is described in Item 1.01 in Cendant’s Form 8-K filed with the SEC on June 30, 2006, which is incorporated by reference into this Item 3.03.

Disclosure in Item 1.01 and 1.02 of this 8-K regarding the Discharged Indenture is incorporated by reference into this Item 3.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description
2.1	Separation and Distribution Agreement by and among Cendant Corporation, Realogy Corporation, Wyndham Worldwide Corporation and Travelport Inc., dated as of July 27, 2006

10.1	Transition Services Agreement among Cendant Corporation, Realogy Corporation, Wyndham Worldwide Corporation and Travelport Inc., dated as of July 27, 2006

10.2	Tax Sharing Agreement among Cendant Corporation, Realogy Corporation, Wyndham Worldwide Corporation and Travelport Inc., dated as of July 28, 2006

99.1	Press Release of Cendant Corporation, dated as of July 31, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENDANT CORPORATION

By:	/s/ Eric J. Bock
Eric J. Bock
Executive Vice President, Law
and Corporate Secretary

Date: August 1, 2006

EXHIBIT INDEX

Exhibit No.	Description
2.1	Separation and Distribution Agreement by and among Cendant Corporation, Realogy Corporation, Wyndham Worldwide Corporation and Travelport Inc., dated as of July 27, 2006

10.1	Transition Services Agreement among Cendant Corporation, Realogy Corporation, Wyndham Worldwide Corporation and Travelport Inc., dated as of July 27, 2006

10.2	Tax Sharing Agreement among Cendant Corporation, Realogy Corporation, Wyndham Worldwide Corporation and Travelport Inc., dated as of July 28, 2006

99.1	Press Release of Cendant Corporation, dated as of July 31, 2006